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Kadash Partnership
2234 Colonial Blvd.
Ft. Myers, Florida 33907
Att: Cathy Newkirk

                                                                   EXHIBIT 10.41

                                 PROMISSORY NOTE

$320,000.00                       Miami, Florida         Date: December 28, 1999

         FOR VALUE RECEIVED the undersigned promises to pay to the order of RADIATION CENTERS OF AMERICA INC. the principal sum of Three Hundred Twenty Thousand Dollars and no cents ($320,000.00), together with interest thereon, at the prime rate (which shall be determined on a monthly basis) until maturity, principal and interest being payable in lawful money of the United States or its equivalent, at such place as the holder may designate in writing, said principal sum to be payable on the dates and in the amounts specified below, to wit:

         Monthly payments of principal and interest in the amount of Ten thousand one hundred one $ & 64 cents shall be paid on the first day of February,2000 and a like amount on the first day of each and every month thereafter for thirty six (36) months at which time all accrued interest and principal shall be paid in full. Prepayments may be made at any time without premium or penalty.

         In the event payment of interest and principal is not paid within fifteen (15) days of the due date, the maker will incur a late charge of ten (10%) percent of the amount due. Any such late charge will be due and payable with the next regular monthly payment. If any such late charge is not paid at that time, the late charge amount shall be added to the outstanding principal and interest shall be charged thereon from the late-charge due date.

         Each maker and endorser severally waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold each of them liable as makers and endorsers.

         Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including a reasonable attorney's fee in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

         This note and deferred interest payments shall bear interest at the highest rate allowable by law per annum from maturity until paid.

                                            21st Century Oncology Inc.

                                            By: /s/ Herbert Ort
                                                ----------------------------
                                                Herbert Ort, Treasurer

Payable at:                            * adjusted monthly as prime rate changes.
3511, West Commercial Blvd.
Ft. Lauderdale, FL 33309